EXHIBIT 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 4 to the Registration Statement on Form S-11 of our report dated August 18, 2005 relating to the financial statements of Behringer Harvard Opportunity REIT I, Inc., which appear in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Dallas, Texas
September 12, 2005